Exhibit 99.1

Glenpointe Centre West
500 Frank W. Burr Blvd.
Teaneck, NJ 07666

FOR IMMEDIATE RELEASE

COGNIZANT ANNOUNCES RECORD SECOND QUARTER 2015 RESULTS

Second quarter revenue up 6.0% sequentially and 22.6% year-over-year
Raises full year revenue and EPS guidance

TEANECK, N.J., August 5, 2015-Cognizant Technology Solutions Corporation (NASDAQ: CTSH) today announced its second quarter 2015 financial results.

Highlights-Second Quarter 2015

•	Second quarter revenue of $3.09 billion was up 22.6% from the year-ago period and up 6.0% sequentially.

•	GAAP diluted EPS was $0.68, up from $0.61 in the year-ago period.

•	Non-GAAP diluted EPS was $0.79, up from $0.66 in the year-ago period.

Revenue for the second quarter of 2015 rose to $3.09 billion, up 22.6% from $2.52 billion in the second quarter of 2014. GAAP net income was $420.1 million, or $0.68 per diluted share, compared to $371.9 million, or $0.61 per diluted share, in the second quarter of 2014. Non-GAAP diluted earnings per share was $0.79 compared to $0.66 in the second quarter of 2014. GAAP operating margin for the quarter was 17.7%. Non-GAAP operating margin was 20.2%, slightly higher than the Company’s target range of 19-20%. Reconciliations of non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

“Our second quarter sequential revenue increase in dollar terms was the strongest in our history,” said Francisco D’Souza, Chief Executive Officer of Cognizant. “These results validate that our business strategy and our investments position us well to capture the emerging opportunities as clients look to transform into digital businesses. We increasingly work with our clients to help them re-imagine their businesses and build new capabilities to succeed in the digital era.”

“We are pleased that the significant investments we have made in our workforce over the past year are enabling us to meet the strong demand from our clients to support their innovation initiatives,” said Gordon Coburn, President.  “We continue to optimize our existing services and aggressively invest in new services to enable clients to drive higher levels of operational efficiency.  These new solutions, being developed and deployed across all of our major business units, are fundamentally changing business models and economics for clients around the world.”

2015 Outlook-Third Quarter and Full Year

The Company is providing the following guidance:

▪	Third quarter 2015 revenue expected to be at least $3.14 billion.

▪	Third quarter 2015 non-GAAP diluted EPS expected to be at least $0.75.

▪	Fiscal 2015 revenue expected to be at least $12.33 billion, up at least 20.1% compared to 2014.

▪	Fiscal 2015 non-GAAP diluted EPS expected to be at least $3.00.
“Our strong performance has allowed us to raise our full year revenue and EPS guidance for the second time this year, despite the impact to our full year revenues from the announcement that Health Net would be acquired by Centene Corporation,” said Karen McLoughlin, Chief Financial Officer. “During the quarter, we repurchased $153 million of shares, under our existing stock repurchase program, reflecting our strong cash flows and our confidence in the strength of our business.”

Conference Call
Cognizant will host a conference call on August 5, 2015 at 8:00 a.m. (Eastern) to discuss the Company’s second quarter 2015 results. To listen to the conference call, please dial (877) 810-9510 (domestic) and (201) 493-6778 (international) and provide conference passcode: Cognizant Call.

The conference call will also be webcast via the Cognizant website at http://investors.cognizant.com/. Please access the website at least 15 minutes prior to the call to register and download/install any necessary audio software.

A replay of the conference call will be available by dialing (877) 660-6853 (domestic) or (201) 612-7415 (international) and entering 13614116 from two hours after the end of the call until 11:59 p.m. (Eastern) on Wednesday, August 19, 2015. The replay will also be available at Cognizant’s website http://investors.cognizant.com/ for 60 days following the call.

About Cognizant
Cognizant (NASDAQ: CTSH) is a leading provider of information technology, consulting, and business process outsourcing services, dedicated to helping the world’s leading companies build stronger businesses. Headquartered in Teaneck, New Jersey (U.S.), Cognizant combines a passion for client satisfaction, technology innovation, deep industry and business process expertise, and a global, collaborative workforce that embodies the future of work. With over 100 development and delivery centers worldwide and approximately 218,000 employees as of June 30, 2015, Cognizant is a member of the NASDAQ-100, the S&P 500, the Forbes Global 2000, and the Fortune 500 and is ranked among the top performing and fastest growing companies in the world. Visit us online at www.cognizant.com or follow us on Twitter: Cognizant.

Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our expectations regarding opportunities in the marketplace and our anticipated financial performance, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures
To supplement our financial results presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin and non-GAAP diluted earnings per share (“non-GAAP diluted EPS”). These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of Cognizant’s GAAP financial measures to the corresponding non-GAAP measures should be carefully evaluated. With respect to our expectations in the “2015 Outlook - Third Quarter and Full Year” section above, reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS guidance cannot be provided without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to net non-operating foreign currency exchange gains or losses which are excluded from the non-GAAP diluted EPS.

We seek to manage the company to a targeted operating margin, excluding stock-based compensation costs and acquisition-related charges, of 19% to 20% of revenues. Acquisition-related charges include, when applicable, amortization of purchased intangible assets included in the depreciation and amortization expense line on our condensed consolidated statements of operations, external deal costs, acquisition-related retention bonuses, integration costs, changes in the fair value of contingent consideration liabilities, charges for impairment of acquired intangible assets and other acquisition-related costs. In addition to excluding stock-based compensation costs and acquisition-related charges, our non-GAAP diluted EPS also exclude net non-operating foreign currency exchange gains or losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes. Management believes providing investors with an operating view consistent with how it manages the company provides enhanced transparency into the operating results of the company. For our internal management reporting and budgeting purposes, we use non-GAAP financial measures for financial and operational decision making, to evaluate period-to-period comparisons and for making comparisons of our operating results to those of our competitors. Therefore, it is our belief that the use of non-GAAP financial measures provides a meaningful supplemental measure for investors to evaluate our financial performance. Accordingly, we believe that the presentation of non-GAAP operating margin and non-GAAP diluted EPS, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP measures versus financial measures calculated in accordance with GAAP is that non-GAAP measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation, acquisition-related charges, including amortization of purchased intangibles, and net non-operating foreign currency exchange gains or losses. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted EPS to allow investors to evaluate such non-GAAP financial measures.

Contact: David Nelson
VP, Investor Relations & Treasurer
201-498-8840
david.nelson@cognizant.com

- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues	$3,085.1	$2,517.1	$5,996.5	$4,939.4
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	1,844.8	1,499.5	3,572.0	2,931.9
Selling, general and administrative expenses	612.0	482.9	1,222.8	968.3
Depreciation and amortization expense	82.8	46.7	155.9	91.2
Income from operations	545.5	488.0	1,045.8	948.0
Other income (expense), net:
Interest income	17.6	14.1	35.6	27.6
Interest expense	(4.1)	—	(9.1)	—
Foreign currency exchange gains (losses), net	(10.4)	(0.8)	(12.6)	(2.0)
Other, net	0.2	0.5	(0.3)	1.4
Total other income (expense), net	3.3	13.8	13.6	27.0
Income before provision for income taxes	548.8	501.8	1,059.4	975.0
Provision for income taxes	128.7	129.9	256.4	254.2
Net income	$420.1	$371.9	$803.0	$720.8
Basic earnings per share	$0.69	$0.61	$1.32	$1.19
Diluted earnings per share	$0.68	$0.61	$1.31	$1.18
Weighted average number of common shares outstanding - Basic	609.9	607.9	609.7	607.8
Weighted average number of common shares outstanding - Diluted	613.9	612.2	613.9	612.5

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)
(In millions)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$1,089.3	$2,010.1
Short-term investments	2,477.2	1,764.6
Trade accounts receivable, net of allowances of $33.3 and $36.9, respectively	2,162.2	1,968.7
Unbilled accounts receivable	386.5	324.6
Deferred income tax assets, net	333.5	329.7
Other current assets	322.7	352.6
Total current assets	6,771.4	6,750.3
Property and equipment, net	1,277.3	1,247.2
Goodwill	2,405.3	2,413.6
Intangible assets, net	906.1	953.7
Deferred income tax assets, net	159.8	144.4
Other noncurrent assets	277.7	209.7
Total assets	$11,797.6	$11,718.9
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$169.0	$145.7
Deferred revenue	288.8	224.1
Short-term debt	150.0	700.0
Accrued expenses and other current liabilities	1,348.7	1,522.3
Total current liabilities	1,956.5	2,592.1
Deferred revenue, noncurrent	50.3	81.0
Deferred income tax liabilities, net	233.6	251.7
Long-term debt	912.5	937.5
Other noncurrent liabilities	103.9	116.4
Total liabilities	3,256.8	3,978.7
Total stockholders’ equity	8,540.8	7,740.2
Total liabilities and stockholders’ equity	$11,797.6	$11,718.9

Note:

The June 30, 2015 and December 31, 2014 condensed consolidated statements of financial position reflect a preliminary allocation of purchase price for our acquisition of TriZetto completed on November 20, 2014. The finalization of our purchase accounting assessment may result in changes, which could be material, in the valuation of assets and liabilities acquired, particularly with respect to intangible assets. We will finalize the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the date of acquisition.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Reconciliations of Non-GAAP Financial Measures
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
GAAP income from operations	$545.5	$488.0	$1,045.8	$948.0
Add: Stock-based compensation expense (a)	49.4	33.5	95.2	69.4
Add: Acquisition-related charges (b)	28.0	7.6	58.7	15.5
Non-GAAP income from operations	$622.9	$529.1	$1,199.7	$1,032.9

GAAP operating margin	17.7%	19.4%	17.4%	19.2%
Effect of above adjustments to income from operations	2.5%	1.6%	2.6%	1.7%
Non-GAAP operating margin	20.2%	21.0%	20.0%	20.9%

GAAP diluted earnings per share	$0.68	$0.61	$1.31	$1.18
Effect of above operating adjustments, net of tax	0.09	0.05	0.17	0.11
Effect of non-operating foreign currency exchange gains (losses), net of tax (c)	0.02	—	0.02	(0.01)
Non-GAAP diluted earnings per share	$0.79	$0.66	$1.50	$1.28

Notes:

(a)
For the three months ended June 30, 2015, the $49.4 million adjustment to exclude stock-based compensation from income from operations includes $8.5 million, which was reported in cost of revenues and $40.9 million, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

For the three months ended June 30, 2014, the $33.5 million adjustment to exclude stock-based compensation from income from operations includes $6.5 million, which was reported in cost of revenues and $27.0 million, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
For the six months ended June 30, 2015, the $95.2 million adjustment to exclude stock-based compensation from income from operations includes $17.9 million, which was reported in cost of revenues and $77.3 million, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
For the six months ended June 30, 2014, the $69.4 million adjustment to exclude stock-based compensation from income from operations includes $12.9 million, which was reported in cost of revenues and $56.5 million, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

(b)
Acquisition-related charges include the following when applicable: amortization of acquired intangible assets, external deal costs, acquisition-related retention payments, changes in the fair value of contingent consideration liabilities, integration costs and other acquisition-related costs.

(c)
Non-operating foreign currency exchange gains and losses are inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes. Per share impact for the three months ended June 30, 2014 rounds to zero.

The above tables serve to reconcile the Non-GAAP financial measures to comparable GAAP measures. Please refer to the “About Non-GAAP Financial Measures” section of our press release for further information on the use of these Non-GAAP measures.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Schedule of Supplemental Information
(Unaudited)
(In millions)

	Three Months Ended June 30, 2015
			Growth %
	$	% of total	Sequential	Year over Year
Revenues by Segment:
Financial Services	$1,250.1	40.5%	7.7%	18.1%
Healthcare	897.3	29.1%	2.1%	39.0%
Manufacturing/Retail/Logistics	578.3	18.7%	5.4%	12.4%
Other	359.4	11.6%	11.5%	20.3%
Total Revenues	$3,085.1		6.0%	22.6%

Revenues by Geography:
North America	$2,423.9	78.6%	5.8%	25.7%
United Kingdom	297.6	9.6%	4.4%	11.9%
Rest of Europe	204.7	6.6%	7.3%	2.2%
Europe - Total	502.3	16.3%	5.5%	7.7%
Rest of World	158.9	5.2%	10.7%	30.0%
Total Revenues	$3,085.1		6.0%	22.6%

	Six Months Ended June 30, 2015
			Growth %
	$	% of total	Year over Year
Revenues by Segment:
Financial Services	$2,411.2	40.2%	15.8%
Healthcare	1,776.4	29.6%	40.8%
Manufacturing/Retail/Logistics	1,127.2	18.8%	9.8%
Other	681.7	11.4%	19.7%
Total Revenues	$5,996.5		21.4%

Revenues by Geography:
North America	$4,715.9	78.6%	25.3%
United Kingdom	582.7	9.7%	7.2%
Rest of Europe	395.5	6.6%	0.7%
Europe - Total	978.2	16.3%	4.5%
Rest of World	302.4	5.0%	27.0%
Total Revenues	$5,996.5		21.4%